UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2024

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11430	25-1190717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

622 Third Avenue, New York, NY	10017-6707
(Address of Principal Executive Offices)	(Zip Code)

(212) 878-1800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	MTX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.          Entry into a Material Definitive Agreement

On November 26, 2024, Minerals Technologies Inc., a Delaware corporation (the “Company”), entered into a Refinancing Facility Agreement and Incremental Facility Amendment (the “Amendment”) to amend the credit agreement dated as of May 9, 2014 (as amended by the Refinancing Facility Agreement, dated as of June 23, 2015, the Second Amendment, dated as of February 14, 2017, the Third Amendment and Incremental Facility Amendment, dated as of April 18, 2018, and the Refinancing Facility Agreement, dated as of August 11, 2022, and as further amended, supplemented, modified, restated, amended and restated or otherwise modified from time to time as of the date hereof, the “Existing Credit Agreement”), among the Company, the borrowing subsidiaries party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”), and the other agents party thereto (the Existing Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”). The Existing Credit Agreement provided for, among other things, a $550,000,000 senior secured term loan facility (the “Existing Term Loan Facility”) and a $300,000,000 senior secured revolving credit facility (the “Existing Revolving Facility”).

The Amendment provides for, among other things, a new senior secured revolving credit facility with aggregate commitments of $400,000,000 (the “Refinancing Revolving Facility”), a portion of which may be used for the issuance of letters of credit and swingline loans, and a new senior secured term loan facility with aggregate commitments of $575,000,000 (the “Refinancing Term Loan Facility”). The Refinancing Revolving Facility and the Refinancing Term Loan Facility replace the Existing Revolving Facility and the Existing Term Loan Facility, respectively. The maturity date for loans and commitments under the Refinancing Revolving Facility is November 26, 2029, and the maturity date for loans under the Refinancing Term Loan Facility is November 26, 2031; provided that the maturity dates of the Refinancing Revolving Facility and the Refinancing Term Loan Facility will be adjusted to the date that is 91 days prior to the stated maturity date of the Company’s 5.0% Senior Notes due 2028 (the “Senior Notes”) unless, prior to the date that is 91 days prior to the stated maturity date of the Senior Notes, all amounts in excess of $50,000,000 of the Senior Notes have been either (a) refinanced with indebtedness permitted under the Amended Credit Agreement maturing later than 90 days after the scheduled maturity date of the Refinancing Revolving Facility or of the Refinancing Term Loan Facility, as applicable, or (b) repaid, discharged or repaid (other than with the proceeds of any indebtedness maturing earlier than 91 days after the scheduled maturity date of the Refinancing Revolving Facility or of the Refinancing Term Loan Facility, as applicable).  Loans under the Refinancing Term Loan Facility amortize at a rate equal to 1.00% per annum, payable in equal quarterly instalments, and were issued with original issue discount at 99.875% of par.

Loans under the Refinancing Revolving Facility will bear interest at a rate equal to (a) for loans denominated in U.S. dollars, at the election of the Company, Term SOFR plus an applicable margin equal to 1.375% per annum or a base rate plus an applicable margin equal to 0.375% per annum, (b) for loans denominated in Euros, adjusted EURIBOR plus an applicable margin equal to 1.375% per annum and (c) for loans denominated in Pounds Sterling, SONIA plus an applicable margin equal to 1.375% per annum, in the case of each of the foregoing clauses (a), (b) and (c), subject to (i) an increase of 37.5 basis points in the event that, and for so long as, the Net Leverage Ratio (as defined in the Amended Credit Agreement) is greater than or equal to 3.00 to 1.00 as of the last day of the preceding fiscal quarter, (ii) an increase of 12.5 basis points in the event that, and for so long as, the Net Leverage Ratio  is less than 3.00 to 1.00 and greater than or equal to 2.00 to 1.00 as of the last day of the preceding fiscal quarter and (iii) a decrease of 12.5 basis points in the event that, and for so long as, the Net Leverage Ratio is less than 1.00 to 1.00 as of the last day of the preceding fiscal quarter.  Loans under the Refinancing Term Loan Facility will bear interest at a rate equal to, at the election of the Company, Term SOFR plus an applicable margin equal to 2.00% per annum or a base rate plus an applicable margin equal to 1.00% per annum.  The Company will pay certain fees under the Amended Credit Agreement, including (a) a commitment fee of 0.175% per annum on the undrawn portion of the Refinancing Revolving Facility (subject to a step-ups to 0.300% and 0.250% and a step-down to 0.150% at the same levels described above), (b) a fronting fee of 0.125% per annum on the average daily undrawn amount of, plus unreimbursed amounts in respect of disbursements under, letters of credit issued under the Refinancing Revolving Facility and (c) customary annual administration fees.

The Company may incur incremental term loans and establish incremental revolving commitments under the Amended Credit Agreement in an aggregate amount of up to the greater of (x) $415,000,000 and (y) 100% of consolidated EBITDA for the four preceding fiscal quarters, plus such additional amounts as would not, on a pro forma basis, cause the Company’s ratio of total first lien secured indebtedness (less unrestricted cash and cash equivalents) to consolidated EBITDA for the four preceding fiscal quarters to exceed 3.50 to 1.00, subject to certain conditions as set forth in the Amended Credit Agreement. In lieu of establishing such incremental facilities under the Amended Credit Agreement, the Company may also incur incremental secured and unsecured bonds or term loans pursuant to separate documentation, subject to the foregoing aggregate amount limitations and other terms and conditions as set forth in the Amended Credit Agreement.

Subject to certain conditions and exceptions, the Company will be required to prepay outstanding loans under the Refinancing Term Loan Facility in an amount equal to up to 50% of annual excess cash flow and up to 100% of the net proceeds from the sale or transfer of assets of the Company or its subsidiaries that are not reinvested, the incurrence of certain debt and any insurance payments or condemnation awards.

The Amended Credit Agreement contains certain affirmative and negative covenants that, among other things, limit or restrict the ability of the Company and its restricted subsidiaries to: incur indebtedness; create liens; merge, consolidate, liquidate or dissolve; make investments (including acquisitions); sell assets; enter into sale and leaseback transactions; enter into speculative hedging arrangements; make certain restricted payments (including dividends); make payments of subordinated debt; enter into transactions with affiliates; enter into restrictive agreements; amend material documents; and make changes to the Company’s fiscal year. In addition, the Amended Credit Agreement contains a financial covenant that requires the Company to maintain a maximum Net Leverage Ratio of 4.00 to 1.00 for each four fiscal quarter period (subject to an increase to 5.00 to 1.00 for four quarters in connection with certain significant acquisitions).

The obligations of the Company under the Amended Credit Agreement are unconditionally guaranteed jointly and severally by, subject to certain exceptions, all material domestic subsidiaries of the Company (the “Guarantors”) and secured, subject to certain exceptions, by a perfected first-priority security interest in substantially all of the tangible and intangible assets of the Company and the Guarantors.

The Amended Credit Agreement contains certain events of default including: nonpayment of principal when due; nonpayment of interest, fees or other amounts subject to a five-business day grace period; representations and warranties being materially incorrect; violation of covenants (subject to certain grace periods); cross-default and cross-acceleration under any agreement governing indebtedness in excess of a specified amount; bankruptcy events; judgments in excess of a specified amount; certain ERISA events; invalidity of liens and guarantees; and change of control.

The foregoing description of the Amendment and the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment, including the exhibits thereto, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03.          Creation of a Direct Financial Obligation

The items referred to under Item 1.01 above are incorporated herein by reference.

Item 8.01.          Other Events

On November 26, 2024, the Company issued a press release announcing the Amendment and the Amended Credit Agreement. The full text of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.          Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1*
Refinancing Facility Agreement and Incremental Facility Amendment dated as of November 26, 2024, among Minerals Technologies Inc., certain subsidiaries party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press Release dated November 26, 2024.
104	Cover Page Interactive Data File (formatted as inline XBRL)

*Pursuant to item 601(a)(5) of Regulation S-K, certain exhibits and schedules to this agreement have been omitted. The registrant agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibit or schedule upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.

Date: November 26, 2024	By:	/s/ Timothy J. Jordan
		Name:	Timothy J. Jordan
		Title:	Vice President, General Counsel, Secretary and Chief Compliance Officer